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                                                                    EXHIBIT 99.5

(VIROLOGIC LOGO)                                                   (ACLARA LOGO)

                                        CONTACTS:   Karen Wilson, CFO, ViroLogic
FOR IMMEDIATE RELEASE                               (650) 624-4164
JUNE 1, 2004                                        kwilson@virologic.com


                                                    Alfred Merriweather, CFO,
                                                    ACLARA
                                                    (650) 210-1200
                                                    invrel@aclara.com


                VIROLOGIC AND ACLARA BIOSCIENCES ANNOUNCE MERGER

 -- Creates Leader in Personalized Medicine Focused on Oncology and Infectious
                                   Diseases --

         -- Conference call to review details at 10:00 a.m. EDT today --


SOUTH SAN FRANCISCO AND MOUNTAIN VIEW, CALIF., June 1, 2004 -- ViroLogic, Inc., (Nasdaq: VLGC) and ACLARA BioSciences, Inc. (Nasdaq: ACLA) today announced that they have entered into a definitive merger agreement to create an industry-leading company to develop and commercialize advanced molecular diagnostics for personalized medicine focused on oncology and infectious diseases.

The combined company will leverage ViroLogic's commercial laboratory, patient testing and pharmaceutical drug development business, and innovative technology with ACLARA's proprietary molecular assay platform known as the eTag(TM) System. With the benefit of technological and operational synergies and substantial financial resources, the combined company will seek to rapidly exploit the large emerging market opportunity for molecular testing for cancer and other serious diseases.

Under the terms of the agreement, each outstanding share of ACLARA common stock will be exchanged for 1.7 shares of ViroLogic common stock and 1.7 contingent value rights (CVR). The common stock portion of the consideration equals $4.78 per share of ACLARA based on

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ViroLogic's closing price of $2.81 on May 28. In addition to receiving shares of
ViroLogic, the CVR provides for a potential cash payment of up to $0.50 per CVR (equivalent to $0.85 per ACLARA share) depending on the ViroLogic stock price twelve months following completion of the merger. After the closing of the merger, ViroLogic expects to have approximately $75 million in cash, cash equivalents and marketable securities net of estimated transaction and integration costs prior to the effect of any payment that may be made under the CVRs.


LEVERAGING POWERFUL PLATFORMS TO ADDRESS LARGE AND FAST GROWING MARKET FOR TARGETED CANCER THERAPY

Building on its pioneering and leading position in the HIV field, ViroLogic is merging with ACLARA in order to deliver technology and services for pharmaceutical companies developing cancer therapeutics along with delivering patient testing products and services to aid doctors in the treatment of cancer patients.

"This merger provides what we believe is the most powerful new technology platform to address the exploding field of targeted therapeutics and molecular diagnostics for cancer," said William D. Young, CEO and chairman of ViroLogic, who will continue as CEO and chairman of the newly merged company. "This strong combination of capabilities and substantial financial resources will enable us to leverage our experience and infrastructure to bring the benefits of personalized medicine to the acute need in oncology. We have delivered hundreds of thousands of complex individual molecular evaluations to HIV patients in the last five years and we plan to leverage that expertise to bring expanded products and services to disease areas that affect at least 10 times as many patients. There are more than 1 million new cancer patients in the United States each year, representing a very significant patient care and market opportunity."

"Joining forces with ViroLogic, the industry innovator and leader that helped make personalized medicine a reality in HIV for patients, healthcare providers and pharmaceutical companies will accelerate our ability to do the same thing for cancer," said Thomas Klopack, ACLARA's CEO. "We see the treatment of cancer developing in a similar fashion to that of HIV with potentially more effective combination regimens facilitated by molecular testing. ViroLogic's proven business model is a perfect fit with our aspiration to commercialize our molecular oncology testing technology. ViroLogic's growing revenue stream and established relationships with major

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pharmaceutical companies, payors and leading national distributors make them ideally suited to commercialize products and services derived from our proprietary eTag Systems. Combining with ViroLogic at this time eliminates the need for ACLARA to spend resources on building a commercial infrastructure and will accelerate the time-to-market for eTag products and services."

ViroLogic has built a highly sophisticated and efficient commercial infrastructure to support the industry's most comprehensive line of drug resistance tests, including PhenoSense(TM) HIV, GeneSeq(TM) and its novel combination assay, PhenoSenseGT(TM). These tests are used in the management of individuals with HIV and the development of new antiviral drugs for HIV and hepatitis. Since it launched PhenoSense HIV four years ago, the company has steadily increased revenues year over year while optimizing operations. Since the company was founded in 1995, there have been over 300 presentations at the major HIV meetings and publications in leading peer-review journals by ViroLogic scientists and their collaborators using the company's proprietary technology.

ACLARA has developed the proprietary eTag System, a protein-based technology that can be easily formatted to test biopsy-sized samples of patient tumors. Importantly, this includes formalin-fixed paraffin-embedded tissue, the industry standard for storing patient samples. Many different molecular markers in these patient tissues can be quantified simultaneously, such as signaling proteins, protein complexes and activated receptors. The eTag System is particularly well suited for targeting the new molecular-based drugs being introduced for cancer. This will allow drug companies and doctors to assess a patient's likelihood of responding to a given therapy thereby facilitating more precise and effective utilization of available therapeutic options. ACLARA has a growing list of collaborations with academic institutions studying cancer and inflammation disorders.


VIROLOGIC REAFFIRMS REVENUE GUIDANCE

ViroLogic is affirming full-year 2004 revenue guidance, before the inclusion of ACLARA's revenues, of $42 million to $47 million, an increase of more than 25% over 2003 revenues. Operating results for the merged business are expected to benefit from the elimination of duplicate facilities and overhead costs and the streamlining of laboratory, clinical and commercial infrastructure.


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BOARD AND ORGANIZATIONAL STRUCTURE

ViroLogic's board of directors will be expanded to include Tom Baruch and John Mendlein, current members of ACLARA's board. Tom Klopack is expected to continue in a consulting capacity with the Company after the transaction. The new company will have approximately 250 employees following the close of the transaction.

All operations for the combined company will be headquartered in South San Francisco, Calif., the current headquarters of ViroLogic. Operations at ACLARA's Mountain View facilities are expected to be transitioned to South San Francisco after completion of the merger.


TAX-FREE REORGANIZATION AND CONTINGENT VALUE RIGHTS (CVR) TERMS

The board of directors of both ViroLogic and ACLARA approved the definitive merger agreement. The transaction, which is structured as a "tax-free" reorganization, with respect to the shares of ViroLogic to be issued in the transaction for federal income tax purposes, is subject to the approval of the stockholders of both ViroLogic and ACLARA, as well as regulatory approvals and satisfaction of other closing conditions. The directors and executive officers of both ViroLogic and ACLARA have agreed to vote the shares owned by them in favor of the merger. The transaction is expected to close by the fourth quarter of 2004.

The maximum payment under the CVR would be $0.50 per CVR (equivalent to $0.85 per ACLARA share) if ViroLogic's stock price trades below an average price of $2.40 per share during the 15 trading days immediately preceding the one-year anniversary of the closing of the merger, declining ratably to $0.00 per CVR if ViroLogic's stock averages $2.90 per share or higher during such time. The CVR is expected to be registered on a national stock exchange. The stockholders of ViroLogic will hold approximately 52% of the total shares of the new company and stockholders of ACLARA will hold approximately 48% following the merger, assuming conversion of ViroLogic's preferred stock, and exercise of all ViroLogic warrants and ViroLogic and ACLARA stock options. Upon closing, the new company will have approximately 115 million shares of common stock outstanding.


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Lazard Freres & Co. LLC acted as financial advisor to ViroLogic, and Cooley
Godward LLP provided legal counsel. Lehman Brothers Inc. acted as financial advisor to ACLARA, and Latham & Watkins LLP provided legal counsel.


CONFERENCE CALL DETAILS

The companies will host a conference call today, June 1, 2004, at 10:00 a.m. Eastern Time. To access the live call, please dial 1-888-482-0024 (U.S.) or 617-801-9702 (international). The conference ID is 60950490. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at www.virologic.com and clicking on the Investor Relations link, or by going to www.aclara.com and clicking on the Conference Calls link in the Investor Relations section. Following the live broadcast, a telephone replay will also be available at 1-888-286-8010 (U.S.) or 617-801-6888 (international), passcode 67550795, until midnight Eastern Time on Friday, June 11, 2004.

The information provided on the teleconference is only accurate at the time of the conference call, and ViroLogic and ACLARA will take no responsibility for providing updated information except as required by law.


ABOUT VIROLOGIC

ViroLogic is a biotechnology company advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases such as AIDS and hepatitis. The Company's products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company's technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines targeted at emerging drug-resistant viruses. More information about the Company and its technology can be found on its web site at www.virologic.com.


ABOUT ACLARA

Founded in 1995, ACLARA is a biotechnology company working to provide physicians and

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researchers products and services to make personalized medicine a reality through its protein-based assay technology - the eTag(TM) System. ACLARA is dedicated to unlocking the power of pathway biology to accelerate the development of next-generation targeted therapeutics, recognizing the most appropriate patients for approved therapies and identifying the highly-specific, protein-based biomarkers that will enable physicians to create truly personalized treatment regimens for patients suffering from cancer and other life-threatening disorders.

ACLARA is commercializing its proprietary eTag System to enhance and accelerate drug discovery research and the preclinical and clinical development of targeted therapeutics. ACLARA's technology may also enable the development of highly-specific, protein-based diagnostics capable of providing physicians with a powerful tool for creating personalized treatment regimens for patients suffering from serious and difficult-to-treat cancers. For more information on ACLARA please visit the Company's web site at www.aclara.com.


ADDITIONAL INFORMATION

ViroLogic, Inc. intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus of ViroLogic and ACLARA and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, when available, and other documents filed by ViroLogic and ACLARA at the Securities and Exchange Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ViroLogic by directing such request to ViroLogic, Inc., 345 Oyster Point Blvd; South San Francisco, California 94080, Attention: Investor Relations. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ACLARA by directing such request to ACLARA BioSciences, Inc., 1288 Pear Avenue, California 94043, Attention:
Investor Relations. ViroLogic, ACLARA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of ViroLogic and ACLARA with respect to the transactions contemplated by the merger agreement. A description of any interests that ViroLogic's or ACLARA's directors and executive officers have in the proposed

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merger will be available in the joint proxy statement/prospectus. Information regarding ViroLogic officers and directors is included in ViroLogic's 10-K/A filed with the Securities and Exchange Commission on April 23, 2004. Information regarding ACLARA's officers and directors is included in ACLARA's 10-K/A filed with the Securities and Exchange Commission on April 29, 2004. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from ViroLogic and ACLARA.


FORWARD LOOKING STATEMENTS

Certain statements in this press release are forward-looking, including statements relating to revenue growth, expectations of testing products and actions designed to continue the growth of patient testing revenue, anticipation of cash resources upon the completion of the merger, the ability of the combined companies to create a leader in molecular diagnostics for personalized medicine in oncology and infectious disease, the size of the oncology testing opportunity and the approval of new targeted therapeutics requiring individual patient testing, and the timing of completion and the likelihood of stockholder approval of the merger. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the merger, including approval by stockholders of the companies; the risk that the ViroLogic and ACLARA businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, and the costs related to the merger; the risks that the Companies' products may not perform in the same manner as indicated in this press release; whether the combined company successfully conducts clinical trials and successfully introduces new products; risks related to the commercialization of ACLARA's eTag assay system; risks related to the implementation of ViroLogic's distribution agreement with Quest; whether others introduce competitive products; the risk that the combined company's products for patient testing may not continue to be accepted or that increased demand from drug development partners may not develop as anticipated; the risk that gross margins may not increase as expected; the risk that the combined company may not continue to realize anticipated benefits from its cost-cutting measures; the timing of pharmaceutical company clinical trials; whether payors will authorize reimbursement for its

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products; whether the FDA or any other agency will decide to regulate the combined company's products or services; whether the combined company will encounter problems or delays in automating its processes; whether intellectual property underlying ViroLogic's PhenoSense technology and ACLARA's eTag System is adequate; the ultimate validity and enforceability of the companies' patent applications and patents; the possible infringement of the intellectual property of others and whether licenses to third party technology will be available; and whether the combined company is able to build brand loyalty and expand revenues. For a discussion of other factors that may cause ViroLogic's and ACLARA's actual events to differ from those projected, please refer to each Company's most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

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